UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 29, 2021

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignations from the Board of Directors

On March 29, 2021, the following members of the board of directors (the “Board”) of ImmunityBio, Inc. (the “Company”) notified the Board of their decision to resign from the Board, effective March 29, 2021: John C. Thomas Jr. and Frederick W. Driscoll (collectively, the “Resigning Directors”). Mr. Thomas is also resigning as chairperson of the audit and related party transaction committees of the Board and as a member of the compensation committee of the Board. Mr. Driscoll is also resigning as a member of each of the audit, compensation, and related party transaction committees of the Board. The resignations of the Resigning Directors were for personal reasons and were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Appointment to the Board of Directors

On March 29, 2021, the Board appointed Linda Maxwell, M.D., M.B.A., to the Board, effective immediately, with a term expiring at the Company’s 2021 annual meeting of stockholders. Dr. Maxwell will also serve as a member of the audit committee of the Board and chairperson of the compensation committee of the Board.

Dr. Maxwell has been a head and neck surgeon since 2006, and is a medical educator, a published scientific author, and a health technology entrepreneur and innovator. Currently, Dr. Maxwell is Adjunct Professor of Surgery at the University of Toronto, Distinguished Visiting Professor at Ryerson University, and Associate Scientist at the Li Ka Shing Knowledge Institute in Toronto. She served as Founding and Executive Director of the Biomedical Zone in 2015 – Canada’s first and only hospital-embedded, physician-led business incubator for emerging health technology companies – and has guided a wide variety of startup companies through clinical development, capitalization, and commercialization. Dr. Maxwell also managed a life sciences tech transfer portfolio at the University of Oxford and the UK National Health Service, executing patent strategy, spin-out company formation, and early stage capital raising. She has also served as a healthcare innovation expert to various Canadian federal, provincial, and local government entities, as a member of the Department Audit Committee of the Public Health Agency of Canada, and as an advisor to the Canadian Medical Association and the Canadian Space Agency. Dr. Maxwell earned an A.B. with honors from Harvard University, an M.D. from Yale University, and an M.B.A. from the University of Oxford. Dr. Maxwell currently serves on the board of United Therapeutics Corporation.

Dr. Maxwell is entitled to receive cash compensation in accordance with the terms and conditions of the Company’s Outside Director Compensation Policy. Under the Outside Director Compensation Policy, each non-employee director receives cash compensation of $50,000 annually for service as a Board member; $10,000 per year additionally for service as an audit committee member; $15,000 per year additionally for service as a special committee member; $7,500 per year additionally for service as a member of the other committees; $10,000 per year additionally for service as chairperson of the audit committee; $15,000 per year additionally for service as chairperson of the special committee; and $7,500 per year additionally for service as chairperson of the other committees. We will also reimburse Dr. Maxwell for all reasonable expenses in connection with her services to us. In addition, the Board will consider equity compensation for Dr. Maxwell consistent with past practice.

Dr. Maxwell executed the Company’s standard form of indemnification agreement, which form has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-205124) filed with the Securities and Exchange Commission on June 19, 2015 and is incorporated herein in its entirety by reference.

There is no arrangement or understanding between Dr. Maxwell and any other persons pursuant to which Dr. Maxwell was selected as a director. In addition, Dr. Maxwell is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 29, 2021, the Board appointed Richard Adcock, our Chief Executive Officer, to the Board, effective immediately, with a term expiring at the Company’s 2021 annual meeting of stockholders.

Mr. Adcock has served as our Chief Executive Officer since October 2020. From January 2018 to September 2020, Mr. Adcock was chief executive officer of Verity Health Systems, a California-based nonprofit healthcare system that he steered through a successful restructuring event. Prior to joining Verity Health, Mr. Adcock served in various capacities at Sanford Health, including as its chief innovation officer, president, executive vice president and director from 2004 to 2017. Sanford Health is the largest rural nonprofit healthcare system in the U.S. with more than 382 locations and 28,000 employees. While at Sanford Health, Mr. Adcock was responsible for leading the healthcare company’s growth and innovation, in addition to direct operational oversight of related entities including Sanford Research, Sanford Health Plan, Sanford Foundation and Sanford Frontiers. During his time at Sanford Health, Mr. Adcock learned first-hand how essential it is to keep the patient at the center of all healthcare decisions. This was even more important as Sanford Health brought forth many new exciting treatments, therapies and medical devices from their own research efforts. Prior to Sanford Health, Mr. Adcock served as global engineering director at GE Healthcare from 1999 to 2003. Mr. Adcock began his career in the medical field as co-owner and vice president of research and development at medical equipment supplier Micro Medical Systems.

As an employee director, Mr. Adcock will not receive additional compensation as a result of his appointment as a director of the Company.

Mr. Adcock executed the Company’s standard form of indemnification agreement, which form has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333- 205124) filed with the Securities and Exchange Commission on June 19, 2015 and is incorporated herein in its entirety by reference.

There is no arrangement or understanding between Mr. Adcock and any other persons pursuant to which Mr. Adcock was selected as a director. In addition, Mr. Adcock is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release announcing the appointment of Dr. Maxwell and Mr. Adcock to the Board. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title

99.1	Press release of ImmunityBio, Inc. dated April 1, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: April 1, 2021	By:	/s/ David Sachs
Chief Financial Officer